ManpowerGroup First Quarter Results | April 21, 2020 Exhibit 99.2

FORWARD-LOOKING STATEMENT This presentation contains statements, including statements regarding the anticipated financial and operational impacts of the COVID-19 pandemic and the Company’s efforts to respond to such impacts, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, as well as the risks and uncertainties arising from the COVID-19 global pandemic and related governmental actions that are discussed in the Company’s Periodic Report on Form 8-K filed on April 21, 2020, which information is incorporated herein by reference. The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

Consolidated Financial Highlights ManpowerGroup 2020 First Quarter Results As Reported As Adjusted(1) Q1 Financial Highlights 8% 8% Revenue $4.6B 6% CC 6% CC 30 bps 30 bps Gross Margin 15.7% 64% 41% Operating Profit $38M ($86M as adjusted) 63% CC 39% CC 130 bps 100 bps OP Margin 0.8% (1.9% as adjusted) 97% 41% EPS $0.03 ($0.82 as adjusted) 95% CC 39% CC As Adjusted figures exclude (a) $48.2M ($40.2 net of tax) of restructuring costs in Q1 2020, while Q1 2019 excludes $39.8M ($31.4 net of tax) of restructuring costs; and (b) the impact of a non-cash pension settlement expense of $10.2M ($6.3 net of tax) recorded in interest and other expenses below operating profit.

EPS Bridge – Q1 2020 vs. Q1 2019 ManpowerGroup 2020 First Quarter Results (1) (2) Includes a discrete tax benefit of $4.3 million in Q1 2020. French business tax component represents $9.0 million of tax expense in Q1 2020 ($11.4 million in Q1 2019) and is not derived based on pre-tax earnings but rather revenues of the French business Share repurchases made during Q1 2020 contributed 1 cent to the Q1 2020 EPS.

Consolidated Gross Margin Change ManpowerGroup 2020 First Quarter Results

Growth Business Line Gross Profit – Q1 2020(1) (1) Business line classifications can vary by entity and are subject to change as service requirements change. ManpowerGroup 2020 First Quarter Results █ Manpower █ Experis █ Talent Solutions █ ManpowerGroup – Total

SG&A Expense Bridge – Q1 YoY (in millions of USD) ManpowerGroup 2020 First Quarter Results This was unfavorably impacted 10 bps due to the effect of currency exchange rates on our business mix. In constant currency, SG&A excluding restructuring costs was 14.8% of Revenue.

Cash Flow Summary – Q1 ManpowerGroup 2020 First Quarter Results

Balance Sheet Highlights Total Debt (in millions of USD) Total Debt to Total Capitalization ManpowerGroup 2020 First Quarter Results Total Debt Net Debt Net (Cash)

Interest Rate Maturity Date Total Outstanding Remaining Available Euro Notes - €500M 1.809% Jun 2026 547 - Euro Notes - €400M 1.913% Sep 2022 440 - Revolving Credit Agreement 1.993% Jun 2023 - 599 Uncommitted lines and Other Various Various 56 270 Total Debt 1,043 869 Debt and Credit Facilities – March 31, 2020 (in millions of USD) (2) (1) The $600M agreement requires that we comply with a Leverage Ratio (net Debt-to-EBITDA) of not greater than 3.5 to 1 and a Fixed Charge Coverage Ratio of not less than 1.5 to 1, in addition to other customary restrictive covenants. As defined in the agreement, we had a net Debt-to-EBITDA ratio of 0.48 and a fixed charge coverage ratio of 4.69 as of March 31, 2020. (In the agreement, net debt is defined as total debt less cash in excess of $400M.) As of March 31, 2020, there were $0.5M of standby letters of credit issued under the agreement. Represents subsidiary uncommitted lines of credit & overdraft facilities, which total $326.3M. Total subsidiary borrowings are limited to $300M due to restrictions in our Revolving Credit Facility, with the exception of Q3 when subsidiary borrowings are limited to $600M. ManpowerGroup 2020 First Quarter Results

Operating Unit Profit (OUP) is the measure that we use to evaluate segment performance. OUP is equal to segment revenues less direct costs and branch and national headquarters operating costs. Americas Segment (22% of Revenue) ManpowerGroup 2020 First Quarter Results As Reported As Adjusted(1) Q1 Financial Highlights 2% 2% Revenue $1.0B 1% CC 1% CC 48% 29% OUP $17M 46% CC 26% CC 150 bps 110 bps OUP Margin 1.6% Excludes the impact of restructuring costs of $12.8M ($9.9 net of tax) in Q1 2020 and $5.1M in Q1 2019.

Revenue Growth - CC Revenue Growth % of Segment Revenue Americas – Q1 Revenue Growth YoY Average Daily Revenue Growth - CC ManpowerGroup 2020 First Quarter Results On an organic basis, revenue for the US decreased 5%. (ADR on an organic basis was -6%). (1)

Southern Europe Segment (42% of Revenue) ManpowerGroup 2020 First Quarter Results Excludes the impact of restructuring costs of $13.1M ($10.3 net of tax) in Q1 2020 and $5.4M in Q1 2019. As Reported As Adjusted(1) Q1 Financial Highlights 8% 8% Revenue $1.9B 5% CC 5% CC 39% 28% OUP $53M 37% CC 26% CC 140 bps 100 bps OUP Margin 2.7%

Southern Europe – Q1 Revenue Growth YoY Revenue Growth - CC Revenue Growth % of Segment Revenue Average Daily Revenue Growth - CC ManpowerGroup 2020 First Quarter Results

Northern Europe Segment (23% of Revenue) ManpowerGroup 2020 First Quarter Results Excludes the impact of restructuring costs of $19.5M ($18.1 net of tax) in Q1 2020 and $18.7M in Q1 2019 As Reported As Adjusted(1) Q1 Financial Highlights 11% 11% Revenue $1.1B 8% CC 8% CC N/A 74% OUP -$14M 72% CC 150 bps 120 bps OUP Margin -1.3%

Northern Europe – Q1 Revenue Growth YoY Revenue Growth - CC Revenue Growth % of Segment Revenue Average Daily Revenue Growth - CC ManpowerGroup 2020 First Quarter Results

APME Segment (13% of Revenue) ManpowerGroup 2020 First Quarter Results Excludes the impact of restructuring costs of $2.7M ($1.8 net of tax) in Q1 2020 and $4.4M in Q1 2019 As Reported As Adjusted(1) Q1 Financial Highlights 16% 16% Revenue $595M 14% CC 14% CC 18% 22% OUP $17M 17% CC 21% CC 0 bps 30 bps OUP Margin 2.9%

APME – Q1 Revenue Growth YoY Revenue Growth - CC Revenue Growth % of Segment Revenue Average Daily Revenue Growth - CC On an organic basis excluding Greater China, revenue for APME Other increased 4% or +7% in constant currency. (1) ManpowerGroup 2020 First Quarter Results

Our number one priority is to support our clients, candidates and employees through this difficult health and economic crisis. We have a very experienced global management team that has gone through a number of recessions and we come into this crisis with clear strategic priorities and a strong balance sheet. We have built a more diversified business since the last recession. A larger portion of our business is dedicated to Experis and Talent Solutions. We are focused on managing costs as efficiently as possible in the short-term while ensuring we continue to progress transformational actions which will allow us to accelerate our strategic priorities and emerge stronger when the economy shifts back to growth. Key Take Aways ManpowerGroup 2020 First Quarter Results